UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2013

Joe’s Jeans Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)
(323) 837-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The 2013 Annual Meeting of Stockholders of Joe’s Jeans Inc. (the “Company”) has been scheduled for April 8, 2013 (the “2013 Annual Meeting”) in Los Angeles, California.

Stockholder Proposal Deadlines

Because the expected date of the 2013 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2012 Annual Meeting of Stockholders held on November 14, 2012, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2013 Annual Meeting.  In order to be considered timely, such proposals must be received by the Company at its principal executive offices at 2340 South Eastern Avenue, Commerce, CA 90040 no later than March 8, 2013.  This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.  All proposals should be directed to the attention of the Corporate Secretary at the Company’s principal executive offices at 2340 South Eastern Avenue, Commerce, CA 90040.

A copy of the Company’s press release, dated February 6, 2013, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: February 6, 2013	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated February 6, 2013